UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 7, 2014

AllDigital Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-141676	20-5354797
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

220 Technology Drive, Suite 100, Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

(949) 250-7340

Registrant’s Telephone Number, Including Area Code:

(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On January 7, 2014, the Board of Directors of AllDigital Holdings, Inc. (the “Company”) appointed Brad Eisenstein as Chief Operating Officer of the Company. Prior to his appointment, beginning November 5, 2013, Eisenstein was providing operations and administrative services to the Company as a consultant during which time he received an aggregate cash compensation of $33,000 and warrants to purchase 35,000 shares of AllDigital common stock at an exercise price of $0.30 per share.

Mr. Eisenstein, age 43, previously served as Chief Financial Officer of EZE Trucking Holdings, Inc., a private equity backed multi-state specialty hauling and logistics operator with 16 terminals and over 200 employees, from January 2013 to August 2013. From September 2008 to December 2012, he was Chief Financial Officer of TwinMed LLC, a private equity backed nationwide distributor of medical supplies with 9 distribution centers and over 300 employees. From May 2006 to September 2008, he was Chief Financial Officer of Hirsch Pipe & Supply Company, Inc., a distributor of plumbing materials to trade professionals with 17 locations and over 200 employees. From October 2004 to May 2006, he was Corporate Controller of HD Supply White Cap, a nationwide distributor of building materials to professional contractors with more than 165 locations and over 3,000 employees. Prior to joining HD Supply White Cap, he held several senior management positions, including Director of Sales Operations – Enterprise Hosting of XO Communications from January 2000 to October 2004, Director of Sales Operations of Concentric Network Corporation from August 1998 to January 2000, and Site Controller of AnaServe, Inc. from May 1997 to August 1998.

Mr. Eisenstein started his career as an auditor with Arthur Andersen LLP, where he worked from 1994 to 1997. He earned his B.S. degree in Accounting from University of Southern California and his M.B.A degree from the Paul Merage School of Business at University of California, Irvine.

Mr. Eisenstein receives a base salary of $184,000. Mr. Eisenstein was granted an option to purchase 750,000 shares of common stock under the Company’s Amended and Restated 2011 Stock Incentive Plan. Subject to the terms of a Stock Option Agreement, the option is exercisable over a term of 10 years at an exercise price of $0.12 per share, which is equal to the grant-date closing price of the Company’s common stock. The option will vest over a period of 4 years, subject to Mr. Eisenstein’s continued employment. Twenty-five percent (25%) of shares underlying the option will vest on the first anniversary of the grant date, and then 1/36 of the shares underlying the option will vest each month thereafter until fully vested. Upon a change of control, any unvested portion of the option will immediately vest in full.

Mr. Eisenstein will also be entitled to participate in the Company’s benefit plans on terms consistent with those generally applicable to the Company’s other executives and will be required to sign the Company’s standard confidentiality, proprietary information and invention assignment agreement.

Item 8.01 – Other Events

The Company filed a press release announcing the appointment of Mr. Eisenstein. The Press Release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1	Offer Letter of Brad Eisenstein
99.1	Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2014	ALLDIGITAL HOLDINGS, INC.
a Nevada corporation

	By:	/s/ Paul Summers
	Name:	Paul Summers
	Title:	Chief Executive Officer

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